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                                                                   Exhibit 4.5

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                           REVOLVING CREDIT AGREEMENT

                            Dated as of July 31, 1995

                                      among

                          MORRISON KNUDSEN CORPORATION,
                              an Ohio corporation,


                         BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION
                                    as Agent


                                       and


                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

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                              TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I.         DEFINITIONS.............................................  2
       1.01  Defined Terms.................................................  2
       1.02  Other Definitional Provisions................................. 12

ARTICLE II.        AMOUNT AND TERMS OF CREDIT...............................13
       2.01  The Loans..................................................... 13
       2.02  Minimum Amount of Each Borrowing.............................. 13
       2.03  Notice of Borrowing........................................... 13
       2.04  Disbursement of Funds......................................... 14
       2.05  Notes......................................................... 14
       2.06  Pro Rata Borrowings........................................... 15
       2.07  Computation of Fees and Interest.............................. 16
       2.08  Payments by the Company....................................... 16
       2.09  Prepayments................................................... 17
       2.10  Sharing of Payments, Etc...................................... 17
       2.11  Guaranty...................................................... 18
       2.12  Security Agreement............................................ 18
       2.13  Leasehold Mortgage............................................ 18
       2.14  Operating Account and Metra Payment Account................... 18
       2.15  Agent Administration Fee...................................... 19

ARTICLE III        TAXES, YIELD PROTECTION AND ILLEGALITY.................. 19
       3.01  Taxes......................................................... 19
       3.02  Increased Costs and Reduction of Return....................... 22
       3.03  Certificates of Banks......................................... 23
       3.04  Survival...................................................... 23

ARTICLE IV         CONDITIONS PRECEDENT.................................... 23
       4.01  Conditions to the Effectiveness of this Agreement............. 23
             (a)   Agreement............................................... 23
             (b)   Notes................................................... 24
             (c)   Guaranty and Security Agreement......................... 24
             (d)   Resolutions; Incumbency................................. 24
             (e)   Articles of Incorporation; Bylaws and Good Standing..... 24
             (f)   Legal Opinions.......................................... 25
             (g)   Payment of Fees......................................... 25
             (h)   Certificate............................................. 25
             (i)   Approved Budget......................................... 25
             (j)   Financing Statements.................................... 25
             (k)   Metra Side Letter....................................... 25
             (l)   Landlord's Agreement.................................... 26
             (m)   Landlord's Agreement.................................... 26
             (n)   Recording of Leasehold Mortgage......................... 26
             (o)   Subordination Agreement................................. 26
             (p)   Intercreditor Arrangements.............................. 26
             (q)   Global Restructuring.................................... 26
             (r)   Metra Payment Instruction Letter and Acknowledgement of
                   Receipt................................................. 27
             (s)   Other Documents......................................... 27


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        4.02  Conditions to Each Borrowing................................. 27
             (a)   Notice of Borrowing..................................... 27
             (b)   Continuation of Representations and Warranties.......... 27
             (c)   No Existing Default..................................... 27

ARTICLE V          REPRESENTATIONS AND WARRANTIES.......................... 27
       5.01  Corporate Existence and Power................................. 27
       5.02  Corporate Authorization; No Contravention..................... 28
       5.03  Governmental Authorization.................................... 28
       5.04  Binding Effect................................................ 29
       5.05  No Default.................................................... 29
       5.06  Use of Proceeds............................................... 29
       5.07  Regulated Entities............................................ 29
       5.08  The Contract.................................................. 29
       5.09  Full Disclosure............................................... 30
       5.10  Collateral.................................................... 30
       5.11  Security Documents............................................ 30
       5.12  Bank Accounts................................................. 31

ARTICLE VI         AFFIRMATIVE COVENANTS................................... 31
       6.01  Notices....................................................... 31
       6.02  Use of Proceeds............................................... 31
       6.03  Full Disclosure............................................... 32
       6.04  Contract Information.......................................... 32
       6.05  Performance of Contract....................................... 32
       6.06  Access to Ernst & Young LLP................................... 32
       6.07  Further Assurances............................................ 32

ARTICLE VII        NEGATIVE COVENANTS...................................... 33
       7.01  Limitation on Liens on Collateral............................. 33
       7.02  Bank Accounts................................................. 33

ARTICLE VIII       EVENTS OF DEFAULT....................................... 33
       8.01  Event of Default.............................................. 33
             (a)   Non-Payment............................................. 33
             (b)   Representation or Warranty.............................. 34
             (c)   Other Defaults.......................................... 34
             (d)   Event of Default Under the Override Agreement........... 34
             (e)   Bankruptcy or Insolvency................................ 34
             (f)   Involuntary Proceedings................................. 34
             (g)   Drawing under Letter of Credit.......................... 34
             (h)   Guarantor Defaults...................................... 34
             (i)    Security Documents..................................... 35
       8.02  Remedies...................................................... 35
       8.03  Rights Not Exclusive.......................................... 35

ARTICLE IX         THE AGENT............................................... 35
       9.01  Appointment and Authorization................................. 35
       9.02  Delegation of Duties.......................................... 36
       9.03  Liability of Agent............................................ 36
       9.04  Reliance by Agent............................................. 37
       9.05  Notice of Default............................................. 37
       9.06  Credit Decision............................................... 37
       9.07  Indemnification of Agent...................................... 38


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       9.08  Agent in Individual Capacity.................................. 39
       9.09  Successor Agent............................................... 39
       9.10  Collateral Matters............................................ 39

ARTICLE X          MISCELLANEOUS........................................... 40
       10.01  Amendments and Waivers....................................... 40
       10.02  Notices...................................................... 41
       10.03  No Waiver; Cumulative Remedies............................... 42
       10.04  Costs, Expenses and Certain Fees............................. 42
       10.05  Indemnity.................................................... 43
       10.06  Marshalling; Payments Set Aside.............................. 43
       10.07  Successors and Assigns....................................... 43
       10.08  Assignments, Participations, etc............................. 44
       10.09  Set-off...................................................... 46
       10.10  Notification of Addresses, Lending Offices, Etc.............. 47
       10.11  Counterparts................................................. 47
       10.12  Severability................................................. 47
       10.13  Time......................................................... 47
       10.14  Governing Law and Jurisdiction............................... 47
       10.15  Waiver of Jury Trial......................................... 47
       10.16  Entire Agreement............................................. 48
       10.17  Interpretation............................................... 48
       10.18  Limitation on Agent's Liability.............................. 48


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SCHEDULES

SCHEDULE I  - NOTICE ADDRESSES AND COMMITMENTS OF BANKS
SCHEDULE II - LIST OF COMPANY ACCOUNTS HOLDING METRA
              RELATED FUNDS
SCHEDULE III- LIMITATIONS ON LIENS AND OTHER MATTERS


EXHIBITS

EXHIBIT A   - FORM OF NOTE
EXHIBIT B-1 - FORM OF NOTICE OF BORROWING
EXHIBIT B-2 - FORM OF DISBURSEMENT REQUEST
EXHIBIT C   - FORM OF GUARANTY
EXHIBIT D   - FORM OF SECURITY AGREEMENT
EXHIBIT E-1 - FORM OF OPINION OF INTERNAL COUNSEL
EXHIBIT E-2A- FORM OF OPINION OF JONES DAY
EXHIBIT E-2B- FORM OF LEASEHOLD MORTGAGE OPINION OF JONES DAY
EXHIBIT E-3 - FORM OF OPINION OF HAWLEY TROXELL
EXHIBIT F   - FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT G   - FORM OF LEASEHOLD MORTGAGE
EXHIBIT H   - APPROVED BUDGET
EXHIBIT I   - FORM OF METRA PAYMENT INSTRUCTION LETTER AND
              ACKNOWLEDGEMENT OF RECEIPT
EXHIBIT J   - FORM OF METRA CONSENT LETTER
EXHIBIT K   - FORM OF MONTHLY RAIL CAR REPORT

                           REVOLVING CREDIT AGREEMENT


             This Revolving Credit Agreement is entered into as of July 31, 1995, among Morrison Knudsen Corporation, an Ohio corporation (the "COMPANY"), the several financial institutions parties to this Agreement (collectively, the "BANKS"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as agent for the Banks (the "AGENT").


                            PRELIMINARY STATEMENT


             Prior to the date hereof the Company, the Agent and certain of the Banks entered into that certain Standby Letter of Credit Reimbursement Agreement dated as of August 4, 1992, as amended by that certain Waiver and Amendment to Credit Agreement dated as of December 22, 1992, by that certain Waiver and Second Amendment to Standby Letter of Credit and Reimbursement Agreement dated as of August 9, 1994, by that certain Third Amendment to Standby Letter of Credit and Reimbursement Agreement dated as of December 28, 1994 and by that certain Fourth Amendment to Standby Letter of Credit and Reimbursement Agreement dated as of July 21, 1995, and as further modified by those certain Waivers to Standby Letter of Credit and Reimbursement Agreement dated as of August 6, 1993 and as of March 31, 1994 (as so amended and modified, the "REIMBURSEMENT AGREEMENT").

             Pursuant to the Reimbursement Agreement, Bank of America National Trust and Savings Association, in its capacity as issuing bank, issued a letter of credit (as amended to the date hereof, the "LETTER OF CREDIT") for the benefit of Metra (as defined herein) and for the account of the Company, which Letter of Credit is in the form of Exhibit 2.01 to the Reimbursement Agreement.

             Certain defaults have occurred and are continuing under the Reimbursement Agreement.

             The Company has requested that the Banks provide revolving credit to the Company on the terms and conditions herein set forth.

             NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                        1
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                                   ARTICLE I.

                                   DEFINITIONS

       1.01 DEFINED TERMS. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

             "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 5% or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person.

             "AGENT" means Bank of America National Trust and Savings Association in its capacity as agent for the Banks hereunder and under certain of the Related Documents, and any successor agent.

             "AGENT'S PAYMENT OFFICE" means the address for payments set forth on Schedule I hereto in relation to the Agent.

             "AGENT-RELATED PERSONS" has the meaning specified in Section
       9.03.

             "AGGREGATE COMMITMENT" means the combined Commitments of the Banks in an amount equal to Fifteen Million Dollars ($15,000,000).

             "AGREEMENT" means this Revolving Credit Agreement, as amended, supplemented or modified from time to time.

             "AMENDED AND RESTATED BRIDGE LOAN AGREEMENT" means the Amended and Restated Credit Agreement dated as of the date hereof and entered into among the Company, the Guarantor, certain financial institutions, Mellon Bank, N.A., as administrative agent, and BofA and Mellon Bank, N.A., as co-agents.

             "APPROVED BUDGET" shall mean a weekly budget prepared by the Company which lists by line-item category the costs and expenses anticipated to be incurred, and income and other funding anticipated to be received (including payments by Metra under the Contract), in each case by the Company in respect of the performance of its duties and obligations under the Contract for each week from July 1, 1995 through September 30, 1995, which budget shall be attached hereto as

       EXHIBIT H, together with any amendments or supplements thereto agreed to in writing by the Majority Banks.

             "ASSIGNEE" has the meaning specified in Section 10.08.

             "ASSIGNMENT AND ACCEPTANCE" has the meaning specified in Section 10.08(a).

             "BANK AFFILIATE" means a Person engaged primarily in the business of commercial banking and that is a Subsidiary of a Bank or of a Person of which a Bank is a Subsidiary, which Person has combined capital and surplus in excess of $200,000,000 or the equivalent in other currencies.

             "BANKS" has the meaning given to it in the first paragraph of this Agreement and shall include each Assignee under an Assignment and Acceptance delivered pursuant to Section 10.08(a) hereof.

             "BOFA" means Bank of America National Trust and Savings Association, a national banking association.

             "BONDING COMPANY" means Fidelity and Deposit Company of Maryland and Colonial American Casualty and Surety Company.

             "BORROWING" means a borrowing of Loans on a given date.

             "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

             "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, regarding capital adequacy, of any bank or of any corporation controlling a bank.

             "CAPITAL LEASE OBLIGATIONS" means all monetary obligations of a Person or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

             "LOAN PROCEEDS ACCOUNT" has the meaning given to it in Section
       2.14.

             "CLOSING DATE" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived.

             "CODE" means the Internal Revenue Code of 1986, as amended.


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

             "COLLATERAL" means all property of the Company in which a security interest is being granted to the Agent on behalf of the Agent and the Banks pursuant to the Security Agreement.

             "COLLATERAL INTERCREDITOR AGREEMENT" means that certain Intercreditor and Subordination Agreement (Transit Division Asset Pool) dated as of the date hereof among Bonding Company, Mellon Bank, N.A., as agent on behalf of certain groups of lenders, and the Agent.

             "COMMITMENT" means, for each Bank, the commitment of such Bank to make Loans to the Company in an amount as set forth as the "Commitment" for such Bank on Schedule I hereto for such Bank.

             "COMMITMENT PERCENTAGE" means, as to any Bank, the percentage equivalent of such Bank's Commitment divided by the Aggregate Commitments.

             "COMPANY" means Morrison Knudsen Corporation, an Ohio corporation.

             "CONSOLIDATED" when used with respect to any of the terms defined herein, refers to such terms as reflected in a consolidation of the accounts or other items of the Company or the Guarantor and of the accounts or other items of the Company's or the Guarantor's Subsidiaries, if any, in conformity with GAAP.

             "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be Consolidated in accordance with GAAP with those of the Company or the Guarantor in its Consolidated financial statements if such statements were prepared as of such date; PROVIDED, that any Consolidated Subsidiary which ceases to be a Consolidated Subsidiary solely because it is classified as a discontinued operation shall be deemed to be a Consolidated Subsidiary so long as it remains a Subsidiary.

             "CONTRACT" has the meaning given to it in Section 6.02.

             "CONTRACTUAL OBLIGATIONS" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

            "DEFAULT" means any event which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

            "DISBURSEMENT REQUEST" has the meaning given to it in Section
      2.03(b).

            "DOCUMENTS" includes any and all instruments, documents, agreements, certificates and other writings, however evidenced.

            "DOLLARS" and "$" means lawful money of the United States.

            "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having combined capital and surplus of at least $200,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, having combined capital and surplus of at least $200,000,000, or the equivalent in other currencies, provided that such bank is acting through a branch or agency located in the United States; or (c) a Bank Affiliate.

            "EVENT OF DEFAULT" means any of the events specified in Section
      8.01.

            "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

            "FORM 4224" has the meaning given to it in Section 3.01(f)(i).

            "FORM 1001" has the meaning given to it in Section 3.01(f)(i).

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

            "GLOBAL RESTRUCTURING" means the transaction contemplated by that certain Final Term Sheet for Morrison Knudsen Global Restructure, including the Interim Financing Transaction and the T-Co Transaction.

            "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "GUARANTOR" means Morrison Knudsen Corporation, a Delaware corporation.

            "GUARANTY" has the meaning given to it in Section 2.11.

            "GUARANTY OBLIGATIONS" of a Person means, without duplication, all obligations and liabilities of such Person, absolute or contingent, due or to become due, now existing or hereafter arising, under: (i) any guaranty or other instrument, document or agreement whereby such Person becomes or is a guarantor or surety of, or otherwise becomes or is responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, or (ii) any agreement to purchase stock of, to make any other equity investment in, or to make advances to, any other Person;
      EXCLUDING, HOWEVER, (x) the endorsement, in the ordinary course of collection, of instruments payable to it or its order, and (y) any guaranty of performance entered into in the ordinary course of business and not involving any Lien on any asset of the Guarantor or any of its Subsidiaries.

            "INCREMENTAL L/C REDUCTION AMOUNT" means, on any date, the sum of the amounts by which the amount available to be drawn by Metra under the Letter of Credit has been reduced pursuant to the delivery by Metra of reduction certificates in the form of Exhibit B to the Letter of Credit from and after July 1, 1995 to such date.

            "INDEBTEDNESS" of any Person means, on a consolidated basis and without duplication:

                   (i) any obligation of such Person for borrowed money, including, without limitation, (a) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments, (b) any Indebtedness guaranteed by such Person and any other Guaranty Obligations of such Person, and
            (c) any obligation for borrowed money which is non-recourse to such Person but which is secured by a Lien on any asset of such Person (limited, however, to the lesser of: (x) the amount of the debt secured, and (y) the greater of fair market or book value of the assets subject to the Lien);

                  (ii) any obligation of such Person for the deferred purchase price of any property or services, except Trade Accounts Payable;

                 (iii) any Capital Lease Obligations of such Person and obligations of such Person under any Rate Contract;

                  (iv) any reimbursement obligation of such Person with respect to any letter of credit, whether such reimbursement obligation is absolute or contingent, matured or unmatured; and

                   (v) any Indebtedness of any third party secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person (limited, however, to the lesser of: (x) the amount of the debt secured, and (y) the greater of fair market or book value of the assets subject to such Lien).

            For all purposes of this definition:

            (a) the Indebtedness shall include a portion of the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer equal to a ratable share of such Indebtedness based on respective percentage ownership or equity interests of such Person and other general partners or joint venturers;

            (b) in the instance of non-recourse debt of a partnership or joint venture in which such Person is a general partner or joint venturer, the portion of such debt included in Indebtedness shall be limited to the lesser of (i) the ratable share described in (a) above, and (ii) such Person's total equity interest (whether paid in capital, partnership contribution, capital surplus or partnership profits) in such partnership or joint venture; and

            (c) as used in this definition, references to such Person shall include the Consolidated Subsidiaries of such Person.

            "INDEMNIFIED PERSON" has the meaning specified in subsection
      10.05.

            "INDEMNIFIED LIABILITIES" has the meaning specified in subsection 10.05.

            "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement; in each case (a) and (b) under U.S. Federal, State or foreign law.

            "INTERIM FINANCING TRANSACTION" means the transaction contemplated by the Global Restructuring pursuant to which the Banks and other lenders and financial institutions commit to provide funding to the Company concurrently with commitment by the Banks to make the Loans hereunder.

            "LEASEHOLD MORTGAGE" has the meaning given to it in Section 2.13.

            "LENDING OFFICE" means, with respect to any Bank, the office or offices of the Bank specified as its "Lending Office" opposite its name on
      Schedule I, or such other office or offices of the Bank as it may from time to time specify to the Company and the Agent.

            "LETTER OF CREDIT" has the meaning given to it in the recitals hereto.

            "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing.

            "LOAN" AND "LOANS" each has the meaning given to it in Section
      2.01.

            "MAJORITY BANKS" means at any time Banks holding 66-2/3% of the outstanding Loans, or if no Loans are outstanding, Banks holding at least 66-2/3% of the Commitments.

            "MATERIAL ADVERSE EFFECT" means (i) a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Consolidated Subsidiaries taken as a whole; (b) the ability of the Company to perform under any Related Document; or (c) the legality, validity, binding effect or enforceability of any Related Document; or (ii) a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, properties, condition (financial or otherwise) or prospects of the Guarantor or the Guarantor and its Consolidated Subsidiaries taken as a whole; (b) the ability of the Guarantor to perform under any Related Document; or (c) the legality, validity, binding effect or enforceability of any Related Document.

            "MATURITY DATE" means September 1, 1995.

            "METRA" means the Commuter Rail Division of the Regional Transportation Authority, an Illinois corporation.

            "METRA PAYMENT ACCOUNT" has the meaning given to it in Section
      2.14 hereof.

            "METRA PAYMENT INSTRUCTION LETTER" has the meaning given to it in
      Section 2.14 hereof.

            "MORTGAGE" means any deed of trust, mortgage or other document creating a Lien on real property or any interest in real property.

            "NOTE" has the meaning given to it in Section 2.05.

            "NOTICE OF BORROWING" has the meaning given to it in Section 2.03.

            "NOTICE OFFICE" mean the office of the Agent listed on Schedule I hereto, or such other office as the Agent shall designate in writing as such to the other parties hereto.

            "OBLIGATIONS" means all Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Company to any Bank, the Agent, or any other Person required to be paid or indemnified under any Related Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Related Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and including any obligations accruing after the commencement of an Insolvency Proceeding against the Company or the Guarantor; PROVIDED, HOWEVER, that the Obligations shall not include Indebtedness, obligations or other liabilities to the Agent, the Banks or any other Person arising under the Reimbursement Agreement, the Amended and Restated Bridge Loan Agreement or the T-Co Credit Agreement.

            "OECD" has the meaning given to it in the definition of the term "Eligible Assignee."

            "OPERATING ACCOUNT" has the meaning given to it in Section 2.14 hereof.

            "ORDINARY COURSE OF BUSINESS" means, in respect of any transaction involving the Guarantor or any Subsidiary of the Guarantor, the ordinary course of such Person's business, substantially as conducted by any such Person prior to or as of the Closing Date, and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Related Document.

            "OTHER TAXES" has the meaning specified in subsection 3.01(b).

            "OVERRIDE AGREEMENT" means that certain Override Agreement dated as of the date hereof among the Company, the Guarantor, the financial institutions parties thereto and Mellon Bank, N.A., as agent.


            "PARTICIPANT" has the meaning specified in subsection 10.08(d).

            "PERMITTED LIENS" has the meaning given to it in Section 7.01.

            "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

            "RATE CONTRACT" means interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

            "REFERENCE RATE" means the higher of:

            (a) the rate of interest publicly announced from time to time by BofA in San Francisco, California, as its reference rate. It is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

            (b)   one-half percent per annum above the Federal Funds Rate.

            Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

            "REIMBURSEMENT AGREEMENT" has the meaning given to it in the recitals hereof.

            "RELATED DOCUMENT" means any of this Agreement, each Note, each Security Document or any document or agreement relating to this Agreement, any Note, or any Security Document; provided that such term shall exclude the Collateral Intercreditor Agreement, the Reimbursement Agreement, the Override Agreement, the Amended and Restated Bridge Loan Agreement and the T-Co Credit Agreement.

            "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its assets is subject.

            "RESPONSIBLE OFFICER" means, for the Company or the Guarantor, the Chief Executive Officer or the President of the Company or the Guarantor, as appropriate, and with respect to financial matters, the Chief Financial Officer or the Treasurer of the Company or the Guarantor, as appropriate.

            "SECURITY AGREEMENT" has the meaning given to it in Section 2.12.

            "SECURITY DOCUMENTS" means the Guaranty, the Security Agreement, the Leasehold Mortgage, any financing statements filed pursuant to the Security Agreement, and all other documents, instruments and agreements now or hereafter executed or delivered pursuant thereto or in connection therewith.

            "SUBSIDIARY" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

            "T-CO CREDIT AGREEMENT" means the Interim T-Co Credit Agreement dated as of the date hereof and entered into among the Company, the Guarantor, certain financial institutions and Mellon Bank, N.A., as agent.

            "T-CO TRANSACTION" means the proposed transaction by which the Company will spin off certain of its assets and liabilities relating the Company's transit division (including the Company's obligations under the Contract and all of the Collateral) into a separate operating company which will continue to be a wholly-owned Subsidiary of the Company or the Guarantor.

            "TAXES" has the meaning specified in subsection 3.01(a).

            "TRADE ACCOUNTS PAYABLE" of a Person means trade accounts payable of such Person with a maturity of not greater than 90 days incurred in the ordinary course of such Person's business.

            "TRANSFEREE" has the meaning specified in subsection 10.08(e).

            "UCC" means the Uniform Commercial Code as in effect in any jurisdiction.

            "UNITED STATES" and "U.S." each means the United States of America.

      1.02  OTHER DEFINITIONAL PROVISIONS.

            (a) Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

            (b) All accounting terms not expressly defined herein shall be construed, except where the context otherwise requires, and all financial computations required under this Agreement shall be made, in accordance with GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "including" is not limiting and means "including without limitation".

            (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

            (e) References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Related Document.

            (f) References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

            (g) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.


                                  ARTICLE II

                         AMOUNT AND TERMS OF CREDIT

      2.01 THE LOANS. Subject to and upon the terms and conditions set forth herein, each Bank severally agrees, at any time and from time to time on and after the Closing Date and prior to the Maturity Date, to make a loan or loans (each a "LOAN" and collectively, the "LOANS") to the Company, which Loans may be prepaid and reborrowed in accordance with the provisions hereof; PROVIDED, HOWEVER, that (i) the aggregate principal amount of Loans outstanding from any Bank shall at no time exceed the Commitment of such Bank and (ii) the aggregate principal amount of Loans outstanding from all Banks shall at no time exceed the then current Incremental L/C Reduction Amount. Unless repaid in full prior thereto, all Loans shall be due and payable on the Maturity Date.

       2.02 MINIMUM AMOUNT OF EACH BORROWING. The aggregate principal amount of each Borrowing shall not be less than $500,000.

      2.03  NOTICE OF BORROWING AND DISBURSEMENT REQUEST.

            (a) Whenever the Company desires to make a Borrowing hereunder it shall give the Agent at its Notice Office at least one Business Day's prior irrevocable notice of each Loan to be made hereunder, PROVIDED THAT any such notice shall be deemed to have been given on a certain day only if given before 11:00 a.m. (San Francisco time) on such day. Each such notice (each, a "NOTICE OF BORROWING") (i) shall be irrevocable, (ii) shall be given by the Company in the form of EXHIBIT B-1, appropriately completed to specify the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount of the Loans to be made pursuant to such Borrowing (which amount, when added to the aggregate principal amount of Loans then outstanding, shall not exceed the Incremental L/C Reduction Amount as of the date of such Borrowing), and (iii) shall be delivered no earlier than one calendar week after the previously delivered Notice of Borrowing. The Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's Commitment Percentage thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

            (b) Whenever the Company desires a disbursement of amounts from the Loan Proceeds Account to the Operating Account hereunder it shall give the Agent at its Notice Office irrevocable notice of each such disbursement to be made hereunder, PROVIDED THAT any such notice shall be deemed to have been given on a certain day only if given before 11:00 a.m. (San Francisco time) on such day. Each such notice (each, a "DISBURSEMENT REQUEST") (i) shall be irrevocable, (ii) shall be given by the Company in the form of EXHIBIT B-2, appropriately completed to specify the date of such disbursement (which shall be a Business Day) and the aggregate principal amount of such disbursement, and
(iii) shall be delivered no more often than twice in any calendar week. The Agent shall promptly give each Bank notice of such disbursement or proposed disbursement.

      2.04  DISBURSEMENT OF FUNDS.

            (a) No later than 11:00 a.m. (San Francisco time) on the date specified in each Notice of Borrowing, each Bank will make available, through such Bank's Lending Office, its Commitment Percentage of each Borrowing requested to be made on such date, in Dollars and in immediately available funds at the Agent's Payment Office and, upon receipt thereof, the Agent will deposit the aggregate of the amounts made available by the Banks into the Loan Proceeds Account. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of any Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may, in reliance upon such assumption, make available to the Loan Proceeds Account a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount from such Bank on demand. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent may either (i) withdraw any such corresponding amount from the Loan Proceeds Account or (ii) notify the Company and the Company shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Bank or the Company interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Company until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (a) if recovered from such Bank, the Federal Funds Rate and (b) if recovered from the Company, the Reference Rate for the first two Business Days after demand by the Agent and thereafter at a rate per annum for overdue payments as provided in Section 2.08(c) hereof. Nothing in this Section 2.04 shall be deemed to relieve any Bank of its obligation to make Loans hereunder or to prejudice any rights which the Company may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

            (b) No later than 2:00 p.m. (San Francisco time) on the date specified in each Disbursement Request and provided the applicable conditions to a disbursement have been satisfied, the Agent will transfer the amounts requested in the Disbursement Request from the Loan Proceeds Account to the Operating Account. The Agent shall have no duty to or liability to confirm the information contained in any Disbursement Request and its sole duty thereunder shall be to disburse the amounts specified in a Disbursement Request conforming on its face to the requirements of Section 2.03(b) to the Operating Account.

      2.05  NOTES.

            (a) The Company's obligation to pay the principal of, and interest on, each of the Loans made by each Bank shall be evidenced by a promissory note issued to such Bank (the "Note") duly executed and delivered by the Company substantially in the form of Exhibit A hereto with blanks appropriately completed in conformity herewith.

            (b) The Note issued to each Bank shall (i) be payable to the order of such Bank and be dated the Closing Date, (ii) be in a stated principal amount equal to such Bank's Commitment and be payable in the principal amount of the Loans evidenced thereby, (iii) mature, with respect to each Loan evidenced thereby, on the Maturity Date, (iv) be subject to prepayments as provided in
Section 2.09, (v) bear interest as provided in Section 2.07 and (vi) be entitled to the benefits of the Security Documents.

            (c) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof (which records shall, absent manifest error, be final and conclusive and binding on all parties hereto) and will prior to any transfer of its Note endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Company's obligations in respect of such Loans.

      2.06 PRO RATA BORROWINGS. All Borrowings of Loans under this Agreement shall be made by the Banks pro rata on the basis of their Commitment Percentage. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Bank to make its Loans hereunder.

      2.07  COMPUTATION OF FEES AND INTEREST.

            (a) All computations of fees (other than as provided in Section 2.15) and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof. Interest on each Loan shall be computed at and accrue at the Reference Rate from and including the date on which each Loan is made available to the Loan Proceeds Account.

            (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent will, at the request of the Company or any Bank, deliver to the Company or the Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate.

            (c) Accrued interest shall be payable (i) monthly in arrears on the last Business Day of each calendar month, (ii) on the date of any repayment of principal that reduces the outstanding principal amount of the Loans to zero,
(iii) at maturity (whether by acceleration or otherwise) of the Loans and (iv) after such maturity, on demand.

      2.08  PAYMENTS BY THE COMPANY.

            (a) All payments (including prepayments) to be made by the Company on account of principal, interest, fees, and other sums due hereunder shall be made without set-off or counterclaim and shall be made to the Agent, for the account of the Banks, except as otherwise provided in this Agreement, at the Agent's Payment Office, in Dollars and in immediately available funds no later than 11:00 a.m. (San Francisco time) on the date when due. In the case of principal, interest, fees and other amounts which are paid to the Agent for the account or benefit of all of the Banks the Agent will promptly distribute to each Bank its Commitment Percentage of such principal, interest, fees, or other amounts, in like funds as received. Any payment which is received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the immediately succeeding Business Day.

            (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

            (c) In the event that any principal, interest (to the extent permitted by law), fee, or any other amount due hereunder from the Company is not paid on the date when due, such principal, interest, fee or other amount shall thereafter bear interest at the Reference Rate plus 2%.

            (d) All payments (including prepayments), other than regularly scheduled interest payments, on the Loans or on any of the other Obligations shall be made to the Agent for application as follows (regardless of how the Company may treat such payment for purposes of its own accounting): first, to then due and outstanding fees, expenses or other charges of the Agent under this Agreement or any of the other Related Documents to the extent payable by the Company; second, to then due interest on the Loans accrued and unpaid prior to the date such funds are received by the Banks and third, to the principal balance of the Loans.

      2.09  PREPAYMENTS.

            (a) The Company shall have the right to prepay the Loans in whole or in part without penalty, premium or fee from time to time on the following terms and conditions: (i) the Company shall give the Agent at its Notice Office at least one Business Day's prior notice of its intent to prepay the Loans and the amount of such prepayment, which notice the Agent shall promptly transmit to each of the Banks, PROVIDED THAT for the purposes of this clause (i) any notice received after 11:00 a.m. (San Francisco time) shall not be deemed delivered until the following Business Day; (ii) each partial prepayment of Loans shall be in an aggregate principal amount of at least $1,000,000 and $1,000,000 multiples in excess thereof and (iii) each prepayment in respect of any Loans shall be applied as provided in Section 2.08.

            (b) On any day on which amounts are deposited into the Metra Payment Account, the Agent shall apply all such amounts in accordance with
Section 2.08(d); PROVIDED THAT (i) any amounts deposited into the Metra Payment Account after 11:00 a.m. (San Francisco time) shall not be deemed deposited until the following

Business Day; and (ii) each prepayment in respect of any Loans shall be applied as provided in Section 2.08.

      2.10 SHARING OF PAYMENTS, ETC. If, other than as expressly contemplated herein, any Bank shall obtain on account of its Note or this Agreement any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Commitment Percentage of payments on account of its Note or this Agreement obtained by all the Banks, such Bank shall forthwith (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid thereto together with an amount equal to such paying Bank's Commitment Percentage (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this
Section 2.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. Each Bank involved in the purchase of a participation under this Section 2.10 or in a refund under this Section 2.10 shall notify the Agent of the details of such purchase or refund. The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error), of participations purchased pursuant to this
Section 2.10 and shall in each case notify the Banks following any such purchases.

      2.11 GUARANTY. All obligations of the Company under this Agreement and all other Related Documents shall be unconditionally guaranteed by the Guarantor pursuant to a guaranty and agreement (the "GUARANTY") in the form of EXHIBIT
C attached hereto.

      2.12 SECURITY AGREEMENT. All obligations of the Company under this Agreement and all other Related Documents shall be secured by a lien and security interest in the Collateral pursuant to a security agreement (the "SECURITY AGREEMENT") in the form of EXHIBIT D attached hereto.

      2.13 LEASEHOLD MORTGAGE. All obligations of the Company under this Agreement and all other Related Documents shall be secured by a lien and security interest in certain real property of the Company located in Chicago, Illinois pursuant to a Leasehold Mortgage, Assignment of Rents, Security Agreement and

Fixture Filing (the "LEASEHOLD MORTGAGE") in the form of EXHIBIT G attached hereto.

      2.14 LOAN PROCEEDS ACCOUNT AND METRA PAYMENT ACCOUNT. The Company has instructed the Agent to establish at the Agent's Payment Office (i) an account into which all Borrowings will be deposited (the "LOAN PROCEEDS ACCOUNT") and which will be maintained by the Agent in the name of the Company, and (ii) a deposit account owned and controlled by the Agent into which Metra will be irrevocably instructed, pursuant to the payment instruction letter in the form of EXHIBIT I hereof (the "METRA PAYMENT INSTRUCTION LETTER"), to make all payments or into which the Agent will deposit all amounts received by it from Metra, in each case in respect of the Contract (the "METRA PAYMENT ACCOUNT"). The Company has established or will establish an operating account of the Company with another financial institution into which all disbursements from the Loan Proceeds Account will be transferred and from which all disbursements in respect of the Company's performance of the Contract will initially be made (such account, the "OPERATING ACCOUNT"). The Company authorizes the Agent to disclose any information as to withdrawals, deposits or other activity in the Loan Proceeds Account to the Banks. The Company acknowledges and agrees that its sole and exclusive access to the Loan Proceeds Account shall be pursuant to disbursements requested under Section 2.03(b) hereof.

      2.15 AGENT ADMINISTRATION FEE. The Company shall pay a non-refundable administration fee to the Agent for Agent's own account in an amount equal to $30,000 for each calendar month from the Closing Date to the date upon which this Agreement and the Commitments are terminated and the Loans have been repaid in full. Such fee in respect of July and August, 1995 shall be payable in advance on the Closing Date, and thereafter shall be payable in advance on the first Business Day of each month.

      2.16 ADDITIONAL SECURITY. All obligations of the Company under this Agreement and all other Related Documents shall be secured by the liens and security interests granted pursuant to the "Security Documents" (as defined in the Override Agreement) including the "Ship Mortgage" (as defined in the Override Agreement.)


                                  ARTICLE III

                   TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01  TAXES.

            (a) Subject to subsection 3.01(g), any and all payments by the Company to each Bank or the Agent under this Agreement or any other Related Document shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's or the Agent's net income by the jurisdiction under the laws of which such Bank or the Agent, as the case may be, is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES").

            (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Related Documents (hereinafter referred to as "OTHER TAXES").

            (c) Subject to subsection 3.01(g), the Company shall indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Bank or the Agent makes written demand therefor.

            (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then, subject to subsection 3.01(g):

             (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

            (ii)  the Company shall make such deductions; and

           (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

            (f) Each Bank which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that:

             (i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 10.08 after the Closing Date, the date upon which the Bank becomes a party hereto) deliver to the Agent (and the Agent shall deliver a copy thereof to the Company) two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("FORM 4224"), or two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("FORM 1001"), as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payment of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

            (ii) if at any time such Bank makes any changes necessitating a new Form 4224 or Form 1001, it shall with reasonable promptness deliver to the Agent (and the Agent shall deliver a copy thereof to the Company) in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224, or two accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that such Bank is on the date of delivery thereof entitled to receive payment of reimbursements, interest, fees, and other sums under this Agreement free from withholding of United States Federal income tax;

           (iii) it shall (to the extent it may lawfully do so), before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change or renewal in the most recent Form 4224 or Form 1001 previously delivered by such Bank, deliver to the Agent (and the Agent shall deliver a copy thereof to the Company) two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Bank; and

            (iv) it shall, promptly upon the Agent's or the Company's reasonable request to that effect, deliver to the Agent (and the Agent shall deliver a copy thereof to the Company) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

            (g) The Company will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to subsection 3.01(d)(i) to any Bank for the account of any Lending Office of such Bank:

             (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under subsection 3.01(f) in respect of such Lending Office;

            (ii) if such Bank shall have delivered to the Agent for delivery to the Company a Form 4224 in respect of such Lending Office pursuant to subsection 3.01(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

           (iii) if the Bank shall have delivered to the Agent for delivery to the Company a Form 1001 in respect of such Lending Office pursuant to
      Section 3.01(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

            (h) If, at any time, the Agent or the Company requests any Bank to deliver any forms or other documentation pursuant to subsection 3.01(f)(iv), then the Company shall, on demand of such Bank through the Agent, reimburse such Bank for any costs and expenses (including expenses of outside legal counsel and the allocated costs of in-house counsel) reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

            (i) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to subsection 3.01(d), then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

            (j) If the Internal Revenue Service or any other Federal, state, municipal or other authority within the United States (including any agency or subdivision thereof) asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of a Bank (because the appropriate tax form was not delivered, was not properly executed, because the Bank was not entitled to exemption or reduction of withholding tax, or for any other reason), then that Bank shall indemnify the Agent (to the extent the Agent has not been reimbursed therefor by the Company) for all amounts paid directly or indirectly by the Agent as tax or otherwise, including penalties and interest (and any taxes imposed by any jurisdiction on the amounts payable tb the Agent hereunder), together with all costs, expenses, and attorneys' fees (including the allocated costs for in-house legal services).

      3.02  INCREASED COSTS AND REDUCTION OF RETURN.

            (a) If any Bank shall determine that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or
(ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to issue, amend, maintain, fund, or participate in this Agreement, any Loans, or its Commitment hereunder, then the Company shall be liable for, and shall from time to time, upon demand therefor by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

            (b) If any Bank shall have determined that (i) the introduction after the date hereof of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Bank (or its Lending Office) or any corporation controlling such Bank, with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its obligation under this Agreement, then such Bank shall promptly notify the Company of such determination and, upon demand of such Bank (and such Bank shall deliver a copy of such demand to the Agent), the Company shall immediately pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate the Bank for such increase.

      3.03 CERTIFICATES OF BANKS. Any Bank claiming reimbursement or compensation pursuant to this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

      3.04 SURVIVAL. The agreements and obligations of the Company contained in this Article III and of the Banks contained in Section 3.01(j) shall survive the payment in full of all other obligations of the Company under this Agreement.


                                  ARTICLE IV

                            CONDITIONS PRECEDENT

      4.01 CONDITIONS TO THE EFFECTIVENESS OF THIS AGREEMENT. The effectiveness of this Agreement is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent, its counsel, and each Bank, and in sufficient copies for each Bank:

            (a) AGREEMENT. This Agreement executed by the Company and each of the Banks;

            (b) NOTES. A Note dated the Closing Date, executed by the Company and payable to each Bank in the principal amount of such Bank's Commitment hereunder.

            (c) GUARANTY AND SECURITY AGREEMENT. The Guaranty shall have been executed and delivered by the Guarantor and the Security Agreement shall have been executed and delivered by the Company;

            (d)   RESOLUTIONS; INCUMBENCY.

             (i) Copies of the resolutions of the boards of directors of the Company and the Guarantor approving and authorizing the execution, delivery and performance by such Person of this Agreement, the Guaranty, and the other Related Documents to be delivered hereunder by such Person and authorizing the incurring of Indebtedness in connection with this Agreement and the Notes, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company and of the Guarantor; and

            (ii) A certificate of the Secretary or Assistant Secretary of each of the Company, the Guarantor, and each Subsidiary of the Company certifying the names and true signatures of the officers of the such Person authorized to execute and deliver, as applicable, this Agreement, and all other Related Documents to be delivered hereunder to be executed by such Person;

            (e) ARTICLES OF INCORPORATION; BYLAWS AND GOOD STANDING. Each of the following documents:

             (i) the articles or certificate of incorporation of each of the Company and the Guarantor as in effect on the Closing Date, certified by the Secretary of State of the State of incorporation of the Company or the Guarantor, as appropriate, as of a recent date and by the Secretary or Assistant Secretary of each of the Company and the Guarantor as of the Closing Date and the bylaws of the Company and the Guarantor as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company or the Guarantor, as appropriate, as of the Closing Date; and

            (ii) a good standing certificate as of a recent date for Company from the Secretary of State of the State of Ohio and good standing certificates as of a recent date from the States of California, Delaware, Idaho, Illinois, and New York evidencing the qualification of the Company to do business as a foreign corporation in such States, together with bring-down certificates of all such certificates by telex or telecopy, dated the Closing Date, and a good standing certificate as of a recent date for the Guarantor from the Secretary of State of the State of Delaware and good standing certificate as of a recent date from the State of Idaho evidencing the qualification of the Guarantor to do business as a foreign corporation in State of Idaho, together with bring-down certificates of all such certificates by telex or telecopy, dated the Closing Date, and certified copies of certificates dated not greater than one year prior to the Closing Date evidencing the qualification and the Company or the Guarantor, as appropriate, to do business as a foreign corporation in each other state where the Company or the Guarantor is qualified to do business as a foreign corporation;

            (f) LEGAL OPINIONS. An opinion of internal counsel to the Company and the Guarantor addressed to the Agent and the Banks, substantially in the form of EXHIBIT E-1, opinions of Jones, Day, Reavis & Pogue, special counsel to the Company and the Guarantor, addressed to the Agent and the Banks, substantially in the form of EXHIBIT E-2A and EXHIBIT E-2B and an opinion of Hawley Troxell Ennis & Hawley, special counsel to the Company and the Guarantor, substantially in the form of EXHIBIT E-3;

            (g) PAYMENT OF FEES. The Company shall have paid (i) all accrued and unpaid costs, fees and expenses (including, without limitation, legal fees and expenses) to the Closing Date, including any arising under Sections 3.01 and 10.04 and (ii) to the Agent, a non-refundable administrative fee as provided in Section 2.15 in an amount equal to $60,000;

            (h) CERTIFICATE. A certificate signed by a Responsible Officer of the Company, dated as of the Closing Date, stating that:

             (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date; and

            (ii) no Default or Event of Default exists or would result from the transactions contemplated by this Agreement;

            (i)   APPROVED BUDGET.  A copy of the Approved Budget;

            (j) FINANCING STATEMENTS. Acknowledgement copies or other evidence of submission for filing of proper financing statements (Form UCC-1) under the UCC of each jurisdiction listed in the schedules to the Security Agreement to perfect the security interest created in the Collateral pursuant to the Security Agreement;

            (k) METRA SIDE LETTER. A letter agreement in the form of EXHIBIT J hereto executed and delivered by the Company, the Agent, Bonding Company, the several other parties thereto and Metra;

            (l) LANDLORD'S AGREEMENT. The lessor of the Hornell, New York leasehold interest of the Company shall have executed and delivered a Landlord's Agreement granting to the Agent certain rights in respect of Collateral located on the premises constituting the leasehold interest and agreeing to such other matters as shall have been requested by the Agent or any Bank;

            (m)   LANDLORD'S AGREEMENT.  The lessor of the Chicago, Cook
County, Illinois leasehold interest of the Company shall have executed and delivered a Landlord's Agreement granting to the Agent certain rights in respect of Collateral located on the premises constituting the leasehold interest, consenting to the recording of the Leasehold Mortgage and agreeing to such other matters as shall have been requested by the Agent or any Bank;

            (n) RECORDING OF LEASEHOLD MORTGAGE. The Leasehold Mortgage shall have been recorded in the official records of Cook County, Illinois;

            (o) SUBORDINATION AGREEMENT. Evidence that a Subordination Agreement, in form and substance satisfactory to the Banks, executed and delivered by the Agent, Bonding Company and Mellon Bank, N.A. as collateral agent (the "COLLATERAL AGENT") under that certain Amended and Restated Collateral Agent Agreement and Mortgage Trust dated as of July 31, 1995 among the Company and certain other parties, shall have been recorded in the official records of Cook County Illinois, pursuant to which the lien and security interest of the Collateral Agent in the Chicago, Illinois leasehold property shall be subordinated to the lien and security interest created in favor of the Agent under the Leasehold Mortgage;

            (p) INTERCREDITOR ARRANGEMENTS. The Collateral Intercreditor Agreement shall have been executed by all parties thereto and shall have become effective and the certain other intercreditor agreements between or among the Company, the Guarantor, the Collateral Agent, Bonding Company and certain other creditors of the Company, the Guarantor and the Guarantor's Subsidiaries in respect of certain other collateral of the Company, the Guarantor and the Guarantor's Subsidiaries shall have been executed and delivered by the parties thereto and shall have become effective;

            (q) GLOBAL RESTRUCTURING. Each of the Override Agreement, the Amended and Restated Bridge Loan Agreement, the T-Co Credit Agreement and each of the other agreements contemplated by the Interim Financing Transaction shall have closed concurrently herewith and each of the lenders or other institutions agreeing to provide advances or financial accommodations to the Company pursuant to the Interim Financing Transaction shall have committed to do so, subject only to the conditions set forth in the documentation relating thereto and each of the Company, the Guarantor, such lenders and Fidelity and Deposit Company of Maryland shall have executed a term sheet for the T-Co Transaction;

            (r) METRA PAYMENT INSTRUCTION LETTER AND ACKNOWLEDGEMENT OF RECEIPT. The Metra Payment Instruction Letter executed by the Company, directing Metra to make all payment in respect of the Contract directly to the Agent, together with the Acknowledgement of Receipt executed by Metra, pursuant to which Metra acknowledges receipt of the Metra Payment Instruction Letter; and

            (s) OTHER DOCUMENTS. Such other approvals, opinions or documents as any Bank may reasonably request.

      4.02 CONDITIONS TO EACH BORROWING OR DISBURSEMENT. The obligation of each Bank to make any Loan or the obligation of the Agent to make any disbursement to the Operating Account is subject in each instance to the satisfaction or waiver of the following conditions:

            (a) NOTICE OF BORROWING OR DISBURSEMENT REQUEST. The Agent shall have received a Notice of Borrowing or Disbursement Request, as the case may be (and schedules thereto) from the Company in accordance with the terms and conditions set forth in Section 2.03 hereof;

            (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company contained in Article V shall be true and correct in all material respects on and as of the date of such Loan or disbursement with the same effect as if made on and as of such date of Loan or disbursement; and

            (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Loan or disbursement.

Each Notice of Borrowing or Disbursement Request delivered to the Agent shall constitute a representation and warranty by the Company hereunder as of the date of each such Notice of Borrowing or Disbursement Request and as of the date upon which the Borrowing is being requested that the conditions in Section 4.02 have been satisfied.


                                   ARTICLE V

                       REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to the Agent and each Bank that:

      5.01 CORPORATE EXISTENCE AND POWER. The Company, the Guarantor and each of their respective Consolidated Subsidiaries:

            (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

            (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver and perform its obligations under the Related Documents;

            (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

            (d)   is in compliance with all Requirements of Law;

except, in each case referred to in Section 5.01(c) or Section 5.01(d), to the extent that the failure to do so could not have a Material Adverse Effect, and except to the extent that all of the following are true: (i) each Consolidated Subsidiary for which the representation and warranty in either Section 5.01(a) or (b) above are not true is a Consolidated Subsidiary of the Guarantor other than the Company, has net worth less than $500,000, and had annual revenue for its most recent fiscal year less than $1,000,000, (ii) the Consolidated Subsidiaries for which the representation and warranty in either Section 5.01(a) or (b) above are not true have net worth less than $5,000,000 in the aggregate, and had revenue, in their most recent fiscal year, less than $10,000,000 in the aggregate, and (iii) the failure of the representation and warranty in Section 5.01(a) or (b) above to be true does not have a Material Adverse Effect.

      5.02 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company, the Guarantor and their respective Consolidated Subsidiaries of this Agreement and any other Related Document to which such Person is party, have been duly authorized by all necessary corporate action and do not and will not:

            (a) contravene the terms of that Person's certificate of incorporation, bylaws or other organization document;

            (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any indenture, agreement, lease, instrument, Contractual Obligation, injunction, order, decree or undertaking to which such Person is a party except as set forth in Schedule III; or

            (c)   violate any Requirement of Law.

      5.03 GOVERNMENTAL AUTHORIZATION. Except for those that have been obtained as of the date hereof and as set forth in Schedule III, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery, performance or enforcement against the Company, the Guarantor or any of their respective Consolidated Subsidiaries of the Agreement or any other Related Document or any other instrument or agreement required hereunder to be made by the Company, the Guarantor, or any of their respective Consolidated Subsidiaries.

      5.04 BINDING EFFECT. This Agreement and each other Related Document to which the Company, the Guarantor or any of their respective Consolidated Subsidiaries is a party constitute the legal, valid and binding obligations of the Company, the Guarantor, and such Consolidated Subsidiaries to the extent any such Person is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

      5.05 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of obligations by the Company under this Agreement or any other Related Document.

      5.06 USE OF PROCEEDS. Proceeds of each Loan hereunder shall be used solely as provided in Section 6.02 hereof.

      5.07  REGULATED ENTITIES.  None of the Company, the Guarantor, any
Person controlling the Company or the Guarantor, or any Consolidated Subsidiaries of the Company or the Guarantor, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

      5.08  THE CONTRACT.

            (a) The Contract has been executed and delivered by the Company, and the execution, delivery and performance by the Company, the Guarantor and their respective Consolidated Subsidiaries of the Contract and any related documents and agreements to which such Person is party, have been duly authorized by all necessary corporate action and do not and will not:

             (i) contravene the terms of that Person's certificate of incorporation, bylaws or other organization document;

            (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any indenture, agreement, lease, instrument, Contractual Obligation, injunction, order, decree or undertaking to which such Person is a party; or

           (iii)  violate any Requirement of Law.

            (b) Except as has been made or obtained prior to the date hereof, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery, performance or enforcement against the Company, the Guarantor or any of their respective Consolidated Subsidiaries of the Contract or any other documents and agreements related thereto.

            (c) The Contract and the other documents and agreements related thereto to which the Company, the Guarantor or any of their respective Consolidated Subsidiaries is a party are in full force and effect and constitute the legal, valid and binding obligations of the Company, the Guarantor and such Consolidated Subsidiaries to the extent any such Person is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

      5.09 FULL DISCLOSURE. None of the representations or warranties made by the Company, the Guarantor, or any of their respective Consolidated Subsidiaries in the Related Documents as of the date of such representations and warranties, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Company, the Guarantor, or any of their respective Consolidated Subsidiaries in connection with the Related Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

      5.10 COLLATERAL. The Collateral (as defined in the Security Agreement) constitutes all of the personal property (including goods, inventory, equipment, work in process, general intangibles and other personal property assets) of the Company held or used or required to be held or used by the Company in connection with the performance of its duties and obligations under the Contract. The granting of the lien and security interest in the Collateral to the Agent on behalf of itself and the Banks pursuant to the Security Documents does not violate any Requirement of Law.

      5.11 SECURITY DOCUMENTS. (a) The Leasehold Mortgage creates in favor of the Agent for the benefit of the Agent and the Banks a valid mortgage upon the Chicago, Cook County, Illinois leasehold property. Upon the filing of Leasehold Mortgage with the Cook County Recorder's Office and upon the release or subordination of the mortgage in favor of the Collateral Agent on behalf of certain other lenders in respect of the leasehold interest encumbered thereby (which release or subordination shall occur prior to or on the Closing Date), the Agent's mortgage in the leasehold interest encumbered thereby shall be a first priority mortgage in such leasehold interest.

      (b) The Security Agreement creates in favor of the Agent for the benefit of the Agent and the Banks a valid security interest in the Collateral. Upon the filing of financing statements at the offices listed in the schedules to the Security Agreement and upon the effectiveness of the Collateral Intercreditor Agreement which subordinates the security interests granted to certain other Persons in respect of the Collateral (which effectiveness shall occur prior to or on the Closing Date), the Agent's security interest in the Collateral shall be, subject only to the Collateral Intercreditor Agreement, a first priority, perfected security interest in all such assets which are capable of being perfected by the filing of a financing statement under applicable law, subject only to Permitted Liens.

      5.12 BANK ACCOUNTS. Other than the Loan Proceeds Account, the Operating Account and the other accounts listed on Schedule II hereto, the Company does not maintain any bank, deposit or other account from which the Company disburses funds in respect of its performance of the Contract.

                                  ARTICLE VI

                            AFFIRMATIVE COVENANTS

      The Company covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan is outstanding or other amount due hereunder shall remain unpaid, unless the Majority Banks waive compliance in writing:

      6.01 NOTICES. The Company shall promptly notify the Agent and each Bank of the occurrence of any Default or Event of Default and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default.

            Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Company or the Guarantor, as appropriate, setting forth details of the occurrence referred to therein and stating what action the Company or the Guarantor, as appropriate, proposes to take with respect thereto.

      6.02 USE OF PROCEEDS. The Company shall use the proceeds of each Loan solely (i) for the purpose set forth in the schedule attached to the applicable Notice of Borrowing, and (ii) to fund the Company's performance of its obligations under the Proposal/Contract (Rev. 1/24/92), between Metra and the Company, and all exhibits, schedules, amendments and supplements thereto, awarded March 9, 1992 (the "CONTRACT").

      6.03 FULL DISCLOSURE. The Company shall ensure that all written information, exhibits and reports furnished to the Agent or the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Banks and correct any defect or error that may be discovered therein or in any Related Document or in the execution, acknowledgement or recordation thereof.

      6.04 CONTRACT INFORMATION. The Company shall provide to the Agent and each Bank as soon as the same become available but not later than 15 days after the end of each month, a current schedule of Metra rail cars delivered, payments, and Letter of Credit status substantially in the form of EXHIBIT K hereto, together with a schedule of the type and car number of each Metra rail car delivered during the month.

      6.05 PERFORMANCE OF CONTRACT. The Company shall perform in a timely manner all of its duties and obligations under the Contract and shall not abandon, reject or otherwise fail to comply with the Contract.

      6.06 ACCESS TO FINANCIAL ADVISORS AND OTHER PROFESSIONALS. The Company shall grant to the financial advisors and other professionals of the Agent or the Banks access to its books and records sufficient to such financial advisors or other professionals to monitor performance by the Company with the Contract and the Approved Budget and to verify the use of proceeds of Borrowings and disbursements.

      6.07 FURTHER ASSURANCES. The Company shall, at its sole cost and expense, execute and deliver to the Agent for the benefit of the Agent and the Banks all such further documents, instruments and agreements and agree to perform all such other acts which may be required in the opinion of the Agent or any Bank to enable the Agent and the Banks to exercise and enforce their respective rights as the secured parties or beneficiaries under the Security Documents. To the extent permitted by applicable law, the Company hereby authorizes the Agent on behalf of the Agent and the Banks to file financing statements and continuation statements with respect to the security interests granted under the Security Documents in favor of the Agent for the benefit of the Agent and the Banks and to execute such financing statements and continuation statements on behalf of the Company.


                                  ARTICLE VII

                             NEGATIVE COVENANTS

            The Company hereby covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan is outstanding or any amount payable hereunder shall remain unpaid, unless the Majority Banks waive compliance in writing:

      7.01 LIMITATION ON LIENS ON COLLATERAL. The Company shall not directly or indirectly make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of the Collateral, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

            (a)   any Lien created under any Related Document;

            (b) Liens in favor of any Person to the extent that such Liens are expressly subject to the priority and subordination agreements set forth in the Collateral Intercreditor Agreement; and

            (c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any material asset.

      7.02  BANK ACCOUNTS.  Other than the Loan Proceeds Account, the
Operating Account and the accounts listed on Schedule II hereto, the Company shall not establish or maintain any bank, deposit or operating account from which the Company makes disbursements or funds its operations in respect of its performance of the Contract (including general administrative expenses of the Company which have been fairly allocated to the Contract). The Company shall not use or expend any funds in the Loan Proceeds Account or the Operating Account for any purpose other than to fund the performance of the Contract (including general administrative expenses of the Company which have been fairly allocated to the Contract).


                                 ARTICLE VIII

                              EVENTS OF DEFAULT

      8.01 EVENT OF DEFAULT. Any of the following events shall constitute an "Event of Default":

            (a) NON-PAYMENT. The Company fails to pay when due any amount of principal of any Loan or any interest, fees or any other amount payable hereunder or pursuant to any other Related Document; or

            (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company or any of its Consolidated Subsidiaries or the Guarantor herein, in any Related Document or which is contained in any certificate, document or financial or other statement furnished at any time under this Agreement, or in or under any Related Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) OTHER DEFAULTS. The Company fails to perform or observe any other term or covenant contained in this Agreement or any Related Document; or

            (d) EVENT OF DEFAULT UNDER THE OVERRIDE AGREEMENT. An Event of Default (as defined in the Override Agreement) shall have occurred and be continuing or the Collateral Agent (as defined in the Override Agreement) shall have instituted any enforcement proceedings against the Guarantor or any of its Subsidiaries or any of their assets in connection with the Indebtedness to which the Override Agreement relates; or

            (e) BANKRUPTCY OR INSOLVENCY. The Company or any of its Subsidiaries (i) becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course substantially as it is conducted on the Closing Date; (iii) commences any Insolvency Proceeding or files any petition or answer in any Insolvency

Proceeding; (iv) acquiesces in the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or effects a plan or other arrangement with its creditors; (v) admits the material allegations of a petition filed against it in any Insolvency Proceeding, or (vi) takes any action to effectuate any of the foregoing; or

            (f) INVOLUNTARY PROCEEDINGS. Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any of its Subsidiaries' assets and any such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; or

            (g) DRAWING UNDER LETTER OF CREDIT. Metra shall have presented a demand for payment on the Letter of Credit; or

            (h) GUARANTOR DEFAULTS. The Guarantor shall fail in any material respect to perform or observe any term, covenant or agreement in the Guaranty; or any event described at paragraphs (e) or (f) shall occur with respect to the Guarantor; or

            (i) SECURITY DOCUMENTS. The Guaranty, the Security Agreement, the Leasehold Mortgage or any other Security Document shall for any reason be revoked or invalidated, or otherwise cease to be in full force and affect, or the Company, the Guarantor or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; or the Agent shall cease to have a first priority mortgage on the Chicago, Cook County, Illinois leasehold property or a the first priority, perfected security interest in the Collateral, subject only to Permitted Liens.

      8.02 REMEDIES. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks, (a) declare the Commitments of each Bank to be terminated, whereupon such Commitments shall forthwith be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other amounts payable hereunder to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; or (c) exercise all rights and remedies available to it under this Agreement or the other Related Documents or applicable law;
PROVIDED, HOWEVER, that upon the occurrence of any event specified in clause
(e) or (f) of Section 8.01 above or upon the occurrence with respect to the Guarantor of any event described in paragraphs (e) or (f) of Section 8.01 (in the case of such reference to clause (f) upon the expiration of the 60 day period mentioned herein), the Commitment of each Bank shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

      8.03 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Related Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement.



                                  ARTICLE IX

                                  THE AGENT

      9.01 APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints, designates and authorizes the Agent to enter into the Related Documents to which it is a party and to take such action on its behalf under the provisions of this Agreement and each other Related Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Related Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Related Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Related Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine or any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      9.02 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Related Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      9.03 LIABILITY OF AGENT. None of the Agent, its Affiliates, or any of their respective officers, directors, employees, agents, or attorneys-in-fact (collectively, the "AGENT-RELATED PERSONS") shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any Related Document or the transaction contemplated thereby (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company or any officer thereof contained in this Agreement or in any other Related Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Related Document, or the value of the Collateral or any other collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Related Document, or for any failure of the Company or any other party to any Related Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Related Document, or to inspect the properties, books or records of the Company, the Guarantor, or any of its Subsidiaries.

      9.04  RELIANCE BY AGENT.

            (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Related Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Related Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

            (b) For purposes of determining compliance with the conditions specified in Sections 4.01, each Bank which authorizes the Agent to release its signature page to this Agreement shall be deemed to have consented to, approved of, accepted or to be satisfied with, each of the conditions required to be consented to, approved of, accepted by or satisfactory to, such Bank.

      9.05 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees payable to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Banks in accordance with Article VIII; PROVIDED, HOWEVER, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of the Banks.

      9.06 CREDIT DECISION. Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company, the Guarantor, and their Subsidiaries and Affiliates shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company, the Guarantor, and their Subsidiaries and Affiliates and all applicable bank regulatory laws relating to the transaction contemplated hereby and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Related Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and the Guarantor. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company or the Guarantor which may come into the possession of any of the Agent-Related Persons.

      9.07 INDEMNIFICATION OF AGENT. The Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Obligations) be imposed on, incurred by, or asserted against any such Person in any way relating to or arising out of this Agreement or any Related Document or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent promptly upon demand for its ratable share of any costs or out-of-pocket expenses (including fees and expenses of counsel and the allocated cost of in-house counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Related Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The obligations of the Banks under this Section 9.07 shall survive the payment of all Obligations hereunder.

      9.08 AGENT IN INDIVIDUAL CAPACITY. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or to such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans and Commitment, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include BofA in its individual capacity.

      9.09 SUCCESSOR AGENT. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent shall resign as Agent under this Agreement, the Majority Banks, with the consent of the Company (which consent shall not be unreasonably withheld), shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent shall appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's rights, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and
10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

      9.10  COLLATERAL MATTERS.

            (a) The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any collateral or the security agreements and other documents relating to such collateral which may be necessary to perfect and maintain perfected the security interest in and Liens upon such collateral.

            (b) The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any collateral for the Obligations (i) upon termination of the Commitments and payment in full of all the Obligations payable under this Agreement and under any other Related Document; (ii) constituting assets sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting assets in which the Company or any Subsidiary of the Company owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting assets leased to the Company, the Guarantor, or any Subsidiary of the Guarantor under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Majority Banks as provided in subsection 10.01(f). Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of collateral pursuant to this subsection 9.10(b).


                                   ARTICLE X

                                MISCELLANEOUS

      10.01 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Related Document and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks do any of the following:

            (a) increase the Commitment of any Bank or subject any Bank to any additional obligations;

            (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due hereunder or under any Related Document;

            (c) reduce the principal of, or the rate of interest of any Loan, or of any fees or other amounts payable hereunder or under any Related Document;

            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder;

            (e)   amend this Section 10.01 or Section 2.10;

            (f) release the Guarantor from its obligations under Section 2 of the Guaranty or any amendment of Section 2 of the Guaranty; or

            (g)   extend the Maturity Date beyond September 1, 1995;

and, PROVIDED FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks, or all Banks if so required by this Agreement, affect the rights or duties of the Agent under this Agreement or any other Related Document.

      10.02  NOTICES.

            (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed or delivered, (i) if to the Company, to its address specified on Schedule I hereof, (ii) if to any Bank, to its Lending Office, and
(iii) if to the Agent, to its Notice Office; or, as to the Company, to such other address as shall be designated by the Company in a written notice to the other parties, and as to each other party, at such other address as shall be designated by such party in a written notice to all other parties. All notices, requests, and other communications provided for hereunder shall, if sent by facsimile, telegraphic, or telexed transmission, be confirmed in writing (other than by facsimile, telegraphic, or telex transmission) sent by overnight delivery.

            (b) All such notices and communications shall, when transmitted by overnight delivery, telegraphed, telecopied by facsimile, telexed or cabled, be effective when delivered for overnight delivery or to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, or if delivered, upon delivery, except that notices pursuant to Article II or VIII shall not be effective until actually received by the Agent.

            (c) The Company acknowledges and agrees that the agreement of the Agent and the Banks in Article II herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Company. The Agent and Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent and the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

      10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

      10.04 COSTS, EXPENSES AND CERTAIN FEES. The Company shall, whether or not the transactions contemplated hereby shall be consummated:

            (a) pay or reimburse the Agent on demand for all costs and expenses incurred in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any Related Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable costs and expenses of counsel to the Agent (and the allocated cost of internal counsel) with respect thereto;

            (b) in the event the Agent takes any action in connection with the enforcement or preservation of any rights (including in connection with any Insolvency Proceeding,

"workout" or restructuring regarding the Company, this Agreement or any Related Document), pay or reimburse the Agent on demand for all costs and expenses incurred by them in connection with such enforcement or preservation of any rights (including in connection with any Insolvency Proceeding, "workout" or restructuring regarding the Company, this Agreement or any Related Document) under this Agreement, any Related Document, and any such other documents, including costs, fees and out-of-pocket expenses of counsel (and the allocated cost of internal counsel) to the Agent; and

            (c) pay or reimburse the Agent on demand for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing fees, incurred or sustained by the Agent in connection with the matters referred to under paragraphs (a) and (b) above, but, in the case of an appraisal, only to the extent it was reasonable to obtain such appraisal.

      10.05 INDEMNITY. The Company shall pay, indemnify, and hold each Bank, the Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including fees and expenses of counsel and allocated costs of internal counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration (including any action taken or not taken by an Indemnified Person pursuant to Section 10.02 hereof) of this Agreement and any other Related Documents or the transactions contemplated herein, and with respect to any investigation, litigation or proceeding related to this Agreement or any Related Document or the use hereof or thereof (whether or not any Indemnified Person is a party thereto) (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this section shall survive payment of all other Obligations.

      10.06 MARSHALLING; PAYMENTS SET ASIDE. Neither the Agent nor the Banks shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Agent or the Banks, or the Agent or the Banks enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency

Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

      10.07 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

      10.08  ASSIGNMENTS, PARTICIPATIONS, ETC.

            (a) Prior to the Maturity Date, the Commitments, Loan and obligations of any Bank may not be assigned. From and after the Maturity Date, any Bank may, with the written consent of the Agent, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Bank to a Bank Affiliate of such Bank) (each an "ASSIGNEE") all or any ratable part of all of the Commitments, Loans and the other rights and obligations of such Bank hereunder, in a minimum amount of $1,000,000;
PROVIDED, HOWEVER, that (i) the Company and may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee shall have been given to the Company and the Agent by such Bank and the Assignee; and (B) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of EXHIBIT F (an "ASSIGNMENT AND ACCEPTANCE") and (ii) until such time as the Reimbursement Agreement shall have been terminated, no such assignment shall be effective unless concurrently with the delivery of such assignment, such Bank shall have assigned the same proportion of its Commitment and L\C Borrowings (each as defined in the Reimbursement Agreement) and other rights and obligations under the Reimbursement Agreement to such Assignee pursuant to the terms of the Reimbursement Agreement.

            (b) From and after the date that the Agent notifies the assignor Bank that it has received an executed Assignment and Acceptance, payment of the processing fee and when applicable, the applicable assignment and acceptance to be delivered under the Reimbursement Agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Related Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Related Documents.

            (c) Immediately upon each Assignee making its payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Bank pro tanto.

            (d) Any Bank may at any time sell to one or more commercial banks (a "PARTICIPANT") participating interests in the Commitment and Loans of that Bank and the other interests of that Bank (the "ORIGINATING BANK") hereunder and under the other Related Documents; PROVIDED, HOWEVER, that (i) the Originating Bank's obligations under this Agreement shall remain unchanged, (ii) the Originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the Originating Bank in connection with the Originating Bank's rights and obligations under this Agreement and the other Related Documents, and
(iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Related Document, except to the extent such amendment, consent or waiver would require unanimous consent as described in the first PROVISO to Section 10.01. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Related Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

            (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any Subsidiary of the Company, or by the Agent on such Company's or Subsidiary's behalf, in connection with this Agreement or any other Related Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; PROVIDED FURTHER, HOWEVER, that any Bank may disclose such information, (a) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (b) pursuant to subpoena or other court process; (c) when required to do so in accordance with the provisions of any applicable Requirement of Law; (d) to such Bank's independent auditors and other professional advisors; and (e) to any other financial institution who has advanced funds to or made other financial accommodations on behalf of the Company. Notwithstanding the foregoing, the Company authorizes each Bank to disclose to any Participant or Assignee (each, a "TRANSFEREE") and to any prospective Transferee, such financial and other information in such Bank's possession concerning the Guarantor or its Subsidiaries which has been delivered to the Agent or the Banks pursuant to this Agreement or which has been delivered to the Agent or the Banks by the Company in connection with the Banks' credit evaluation of the Company; PROVIDED that, unless otherwise agreed by the Company, such Transferee agrees in writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder.

      10.09 SET-OFF. (a) In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company against any and all obligations of the Company now or hereafter existing under this Agreement or any other Related Document irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Related Document and although such obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 10.09 are in addition to the other rights and remedies (including without limitation, other rights of set-off) which the Bank may have. Notwithstanding anything else to the contrary herein or in any Related Document, the Agent expressly agrees that it will not exercise set-off rights in respect of this Agreement or any Related Document other than in respect of the Collateral.

            (b) Notwithstanding the foregoing subsection (a), at any time that the Loans or any other Obligation shall be secured by real property located in California, no Bank shall exercise a right of setoff, banker's lien or counterclaim or take any court or administrative action or institute any proceeding to enforce any provision of this agreement or any Note that is not taken by the Majority Banks or approved in writing by the Majority Banks if such setoff or action or proceeding would or might (pursuant to Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure or Section 2924 of the California Civil Code, if applicable, or otherwise) affect or impair the validity, priority, or enforceability of the liens granted to the Agent pursuant to the Security Documents or the enforceability of the Notes and other Obligations hereunder, and any attempted exercise by any Bank of any such right without obtaining such consent of the Majority Banks shall be null and void. This subsection (b) shall be solely for the benefit of each of the Banks hereunder.

      10.10 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

      10.11 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

      10.12 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality of, enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

      10.13 TIME. Time is of the essence as to each term or provision of this Agreement and each of the other Related Documents.

      10.14  GOVERNING LAW AND JURISDICTION.

            (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT

RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

      10.15 WAIVER OF JURY TRIAL. THE COMPANY, THE BANKS AND THE AGENT WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER RELATED DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER RELATED DOCUMENTS

      10.16 ENTIRE AGREEMENT. This Agreement, together with the other Related Documents, embodies the entire Agreement and understanding among the Company, the Banks and the Agent in respect of the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings of such persons, verbal or written, relating to the subject matter hereof and thereof except for any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Agent or the Banks.

      10.17 INTERPRETATION. This Agreement is the result of negotiations between and has been reviewed by counsel to the Agent, the Banks, the Company and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Related Documents shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in the preparation of such documents and agreements.

      10.18 LIMITATION ON AGENT'S LIABILITY. The Company acknowledges and agrees that the Agent has established the Metra Payment Account and the Loan Proceeds Account, and has agreed to transfer funds to the Operating Account, at the request of, and as an accommodation to, the Company, and the Company agrees that the Agent shall not be liable to the Company for any expense, claim, loss, damage or cost (collectively, "Damages") arising out of or relating to Agent's actions or omissions in respect of such accounts or transfers other than such actions or omissions constituting Agent's negligence. The Company agrees that the Agent's liabilities in respect of any such account or transfer shall be limited to direct money Damages actually incurred by the

Company in an amount not exceeding the compensation for the service during the month in which such acts or omissions occurred. In no event shall the Agent be liable to the Company or to any other Person for any special, indirect, exemplary or consequential damages, including but not limited to, lost profits.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                        MORRISON KNUDSEN CORPORATION
                        an Ohio corporation


                        By:_________________________

                        Title:______________________

                        By:_________________________

                        Title:______________________

BANK OF AMERICA NATIONAL TRUST             BANQUE NATIONALE DE PARIS
AND SAVINGS ASSOCIATION,
as Agent
                                           By:________________________
By:_______________________
                                           Title:_____________________
Title:____________________
                                           By:________________________

BANK OF AMERICA NATIONAL TRUST             Title:_____________________
AND SAVINGS ASSOCIATION, as a
Bank                                       BANQUE PARIBAS

By:________________________
                                           By:________________________
Title:_____________________
                                           Title:_____________________

BANK OF MONTREAL                           By:________________________


By:________________________                Title:_____________________

Title:_____________________
                                           CIBC, INC.

THE BANK OF NOVA SCOTIA
                                           By:________________________

By:________________________                Title:_____________________

Title:_____________________
                                           CREDIT LYONNAIS CAYMAN ISLANDS BRANCH
By:________________________

Title:_____________________                By:________________________

                                           Title:_____________________
THE BANK OF TOKYO, LTD.
                                           By:________________________

                                           Title:_____________________
By:________________________

Title:_____________________

HONG KONG AND SHANGHAI BANKING             UNION BANK OF SWITZERLAND
CORPORATION LIMITED

                                           By:________________________
By:________________________
                                           Title:_____________________
Title:_____________________
                                           By:________________________

THE LONG-TERM CREDIT BANK OF               Title:_____________________
JAPAN, LTD., LOS ANGELES AGENCY

                                           WESTDEUTSCHE LANDESBANK
By:________________________                GIROZENTRALE

Title:_____________________
                                           By:________________________

SAN PAOLO BANK                             Title:_____________________

                                           By:________________________
By:________________________
                                           Title:_____________________
Title:_____________________

By:________________________

Title:_____________________

By:________________________


NATIONAL WESTMINSTER BANK PLC


By:________________________

Title:_____________________


ROYAL BANK OF CANADA


By:________________________

Title:_____________________